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                                                                    EXHIBIT 99.2

                  [LETTERHEAD OF BT ALEX. BROWN INTERNATIONAL]

Board of Directors
Getty Images, Inc.
101 Bayham Street
London NW1 OAG
England

                                                October [  ], 1997

Members of the Board:

    We hereby consent to the inclusion of and reference to our opinion dated September 15, 1997 in the prospectus included in this Registration Statement on Form S-4 of Getty Images, Inc., a Delaware corporation ("Getty Images"), covering common stock, par value $0.01 per share, of Getty Images to be issued in connection with (i) the scheme of arrangement in accordance with the Companies Act of 1985 of Great Britain between Getty Communications plc and Getty Images; and (ii) the merger of Print Merger, Inc., a Washington corporation and a wholly owned subsidiary of Getty Images, with and into PhotoDisc, Inc., a Washington corporation. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act") and rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

BT ALEX. BROWN INTERNATIONAL

By:
---------------------------------
London
October [  ], 1997